Exhibit 99.1

GlobalSCAPE, Inc. Offers Anywhere, Any Device File Access and Sharing Solution with Release of scConnect™

Provides End Users with Unlimited Storage and Collaboration, with the Security and Control Enterprises Require

SAN ANTONIO, April 21, 2015 – GlobalSCAPE, Inc. [NYSE MKT: GSB], the secure information exchange company, announces the availability of scConnect™, the company’s new on-premises enterprise file synchronization and share product. scConnect gives users secure content mobility, providing the ability to share and access data anytime on any device, while giving IT the administrative oversight, control and security necessary to keep users and corporate assets safe.

Designed to replicate today’s cloud experience without the risk or reliability concerns of shared infrastructures, scConnect enables secure collaboration and content mobility without involving third-party servers. Created with the IT team and end user in mind, scConnect offers benefits that exceed many cloud file sharing services, including:

For the IT Department:
•	Enables administrators to give users greater control of information sharing without losing oversight or requiring trust in third-party tools and security architectures.
•	Integrates with Active Directory/ Lightweight Directory Access Protocol (LDAP), keeping it under the organization’s established IT policy for access security and data governance.
•	Allows IT to apply the security tools it has chosen and that best fit the organization in terms of two-factor authentication, anti-virus and data loss prevention.
•	Offers fully encrypted file transfer and role-based access, as well as a comprehensive and granular dashboard for real-time, centralized user management and detailed audit trails.

For End Users:
•	Provides a familiar cloud “drive”-like interface, allowing for ease of use
•	Offers access to everything from individual files and folders to full desktops and network shares without requiring any data to be copied to the cloud
•	Provides unlimited storage space and no limits on uploaded file sizes
•	Allows for sharing with users and groups, including external to the organization

Supporting Quote:
James Bindseil, CEO, Globalscape
"One of the greatest IT certainties in business is that if you put up a barrier to productivity, users will find a way around it. Today’s enterprises and highly mobile workforce are dependent on immediate access to sensitive business data in order to be productive, efficient and profitable. The ‘Shadow IT’ trend is all about the end-user quest for access beyond IT control. With scConnect, Globalscape bridges the chasm between users and IT, enabling companies to offer users the flexibility and freedom to control sharing – in a more natural and user-friendly way – without sacrificing security or governance."

For more information on scConnect or information on how to download it via the AppStore or GooglePlay, please visit: http://www.globalscape.com/scconnect.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.